Exhibit 10.5

*** Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4)
and 240.24b-2

SPONSORED RESEARCH AGREEMENT (NON-CLINICAL)

This agreement (“AGREEMENT”) is between DUKE UNIVERSITY (“DUKE”), a North Carolina non-profit corporation, located in Durham, North Carolina, and AEOLUS PHARMACEUTICALS, INC. (“AEOLUS”), a Delaware Corporation having offices at 26361 Crown Valley Parkway, Suite 150, Mission Viejo, CA 92691.

WHEREAS, the research program contemplated by this AGREEMENT is of mutual interest and benefit to DUKE and AEOLUS, and will further the instructional and research objectives of DUKE in a manner consistent with its status as a non-profit educational institution.

NOW, THEREFORE, the parties agree as follows:

ARTICLE 1 - STATEMENT OF WORK

DUKE agrees to use its best efforts to perform a program of scientific research entitled “Murine Studies for the Development of AEOL 10150 as a Medical Countermeasure Against ARS and DEARE” as described in the “Statement of Work” (“STATEMENT”), a copy of which is attached to this AGREEMENT as Exhibit A.

ARTICLE 2 - INDEPENDENT CONTRACTOR

DUKE’s relationship to AEOLUS under this AGREEMENT will be that of an independent contractor and not an agent, joint venturer or partner of AEOLUS.

ARTICLE 3 - PRINCIPAL INVESTIGATOR

The research will be supervised by Zeljko Vujaskovic, MD, PhD (“INVESTIGATOR”) at DUKE.  If, for any reason INVESTIGATOR is unable to continue to serve as Principal Investigator and a successor acceptable to both DUKE and AEOLUS is not available, the AGREEMENT will be terminated in accordance with ARTICLE 7 below.

ARTICLE 4 - CONSIDERATION

In consideration of the foregoing, and as more specifically provided in the budget included as Exhibit B, AEOLUS will pay DUKE for all direct and indirect costs incurred in the performance of the research as set forth in the STATEMENT, a total not to exceed […***…].  Payment will be made to DUKE by AEOLUS, on the schedule set forth in Exhibit B.

ARTICLE 5 - PERIOD OF PERFORMANCE

The research will be conducted during a one year period commencing on February 11, 2011 and concluding on or before February 10, 2012.  This agreement will be renewable for additional periods upon the mutual written consent of the parties by a new agreement or by amendment hereto expressed in writing.  Subject to ARTICLE 7 - TERMINATION, after February 10, 2012, either party may terminate this AGREEMENT effective as of any anniversary date of this AGREEMENT by giving the other party at least sixty (60) days prior written notice of such termination.  In the case of such termination, DUKE will proceed in an orderly fashion to terminate any outstanding commitments and to stop the work as soon as it is practicable to do so.  Except in the case of termination as a result of DUKE’s breach of or default under this AGREEMENT, all reasonable costs actually incurred by DUKE and directly related to termination of this AGREEMENT will be considered reimbursable costs, including costs incurred prior to the notice of termination but which have not yet been reimbursed, and commitments existing at the time the notice of termination is received which cannot be cancelled; provided that DUKE shall use its best efforts to cancel such commitments.

*Confidential Treatment Requested

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ARTICLE 6 - RESEARCH REPORTS

All data and other information developed or discovered by DUKE as a result of the performance of the research pursuant to this AGREEMENT shall be promptly and fully disclosed to AEOLUS, and may be used by AEOLUS for any legitimate purpose.  DUKE will provide AEOLUS with periodic progress reports on the research, provided that a report shall be provided by DUKE to AEOLUS at least every three (3) weeks.  In addition, DUKE will provide AEOLUS with a final report on such research within sixty (60) days of the earlier to occur of (i) completion of the research described herein, and (ii) termination of this AGREEMENT.

ARTICLE 7 - TERMINATION

In the event that either party commits a breach or default in any of the terms or conditions of this AGREEMENT and that party fails to remedy that default or breach within thirty (30) days after receipt of written notice of that breach from the other party, the party giving notice may, at its option and in addition to any other remedies it may have in law or in equity, terminate this AGREEMENT by sending written notice of termination to stop the work as soon as it is practicable to do so.  Except in the case of termination as a result of DUKE’s breach or default, all costs to DUKE associated with termination will be considered reimbursable costs, including costs incurred prior to the notice of termination but which have not yet been reimbursed, and commitments existing at the time the notice of termination is received which cannot be cancelled.  This shall include all non-cancellable contracts and fellowships or postdoctoral associate appointments incurred prior to the effective date of termination.  After termination, any obligation of AEOLUS for fellowships or postdoctoral associates shall end no later than the end of DUKE’S academic year following termination.  In no case will reimbursement under this AGREEMENT exceed the total estimated project costs specified in Exhibit B.

ARTICLE 8 - CONFIDENTIAL INFORMATION

“Confidential Information” (“INFORMATION”) shall mean all confidential, proprietary or sensitive information provided by one party to the other and clearly identified as confidential by the transmitting party at the time of disclosure.  Specifically excepted from this definition is all information:  (a) known by the receiving party at the time of disclosure, as evidenced by the receiving party’s written records; (b) publicly disclosed except by breach of this AGREEMENT; (c) rightfully received by the receiving party from a third party without an obligation of confidence; and (d) independently developed by the employees or agents of either party without any knowledge of or use or reliance upon the INFORMATION provided by the other party.  The party receiving the INFORMATION agrees to hold that INFORMATION in trust and confidence for the transmitting party, using the same care and discretion that the receiving party uses with its own similar INFORMATION which it considers confidential.  The receiving party will not use INFORMATION other than for the benefit of the two parties and solely to perform its obligations under this AGREEMENT.  Except as may be provided for in ARTICLE 9 regarding publication herein, neither party will disclose such information without written authorization from the other party.  DUKE will not disclose the results of the research to third parties except through the publications provisions of ARTICLE 9 hereof.  This ARTICLE 8 shall remain in effect during the term of this AGREEMENT and for five (5) years thereafter.

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ARTICLE 9 - PUBLICATION AND OTHER USE

DUKE shall be free to use the results of the subject research solely for its own teaching, research, educational, clinical and publication purposes.  DUKE agrees to submit to AEOLUS for its review, a copy of any proposed publication resulting from the subject research at least thirty (30) days prior to the date of submission for publication, and agrees to consider in good faith all comments received during that time.  AEOLUS shall not prevent use of information necessary for the complete and accurate presentation and interpretation of the research results.  If AEOLUS determines that the proposed publication contains patentable subject matter requiring protection or includes AEOLUS Confidential Information, AEOLUS may require the delay of the publication for a period of time not to exceed an additional sixty (60) days for the purpose of allowing the pursuit of such protection or otherwise to allow the parties to address AEOLUS’ obligations regarding their Confidential Information.

In addition to the requirements set forth in HHSAR Clause 352.227-70, Publications and Publicity, DUKE shall acknowledge the support of the Biomedical Advanced Research and Development Authority whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:  “This project has been funded in whole or in part with Federal funds from the Biomedical Advanced Research and Development Authority, Office of the Assistant Secretary for Preparedness and Response, Office of the Secretary, Department of Health and Human Services, under Contract No. HHSO100201100007C.”

ARTICLE 10 - INVENTIONS

It is recognized and understood that certain existing inventions and technologies are the separate property of AEOLUS or DUKE and are not affected by this AGREEMENT, and neither party shall have any claims to or rights in such separate inventions and technologies.  Any new invention, development, or discovery resulting from the subject research (“INVENTION”) shall be promptly disclosed in writing to AEOLUS.  Inventorship of any such INVENTION shall be determined in accordance with patent law, or by mutual agreement based upon the relative contributions of the parties if the INVENTION is not patentable.  All INVENTIONS that represent a reduction to practice of AEOLUS’s first conception as described through written documentation shall be the sole and exclusive property of AEOLUS.  Title to INVENTIONS shall reside with AEOLUS if AEOLUS personnel are the sole inventors, with DUKE if DUKE personnel are the sole inventors, and will be held jointly if DUKE and AEOLUS personnel are both inventors.  To the extent that DUKE owns the rights of sole or joint title in an INVENTION, AEOLUS is hereby granted, without option fee other than the consideration of the research sponsored herein and the reimbursement of all patent expenses related to the INVENTION incurred by DUKE prior to and during the option period, an option to acquire an exclusive, worldwide, fee and/or royalty-bearing license of DUKE’s rights to any INVENTION, which option shall extend for ninety (90) days after AEOLUS’s receipt of an INVENTION disclosure.  If AEOLUS notifies DUKE in writing of its exercise of the option within the option period, then the parties will proceed in good faith to negotiate a license agreement within ninety (90) days after notification of exercise; and if AEOLUS does not exercise this option, or notifies DUKE that it will not exercise this option, or the parties fail to sign a license agreement within said ninety (90) day negotiation period, then AEOLUS shall no longer have any claim to DUKE’s rights in the subject INVENTION.

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ARTICLE 11 - INDEMNITY AND INSURANCE

AEOLUS agrees to indemnify, hold harmless and defend DUKE, its officers, employees, and agents against any and all claims, suits, losses, damages, costs, fees, and expenses asserted by third parties, both government and non-government, resulting from or arising out of this AGREEMENT; provided, however, that AEOLUS shall not be responsible for any liability resulting from or related to DUKE’s negligence or willful misconduct.  AEOLUS shall maintain in force at its sole cost and expense, with reputable insurance companies, insurance of a type and in an amount reasonably sufficient to protect against liability hereunder.  DUKE shall have the right to request the appropriate certificates of insurance from AEOLUS for the purpose of ascertaining the sufficiency of such coverage.

DUKE agrees to indemnify, hold harmless and defend AEOLUS, its officers, employees, and agents against any and all claims, suits, losses, damages, costs, fees, and expenses asserted by third parties, both government and non-government, resulting from or arising out of this AGREEMENT; provided, however, that DUKE shall not be responsible for any liability resulting from or related to AEOLUS’s negligence or willful misconduct.  DUKE shall maintain in force at its sole cost and expense, with reputable insurance companies or a program of self-insurance, insurance of a type and in an amount reasonably sufficient to protect against liability hereunder.  AEOLUS shall have the right to request the appropriate certificates of insurance from DUKE for the purpose of ascertaining the sufficiency of such coverage.

ARTICLE 12 - USE OF A PARTY’S NAME

Neither party will, without the prior written consent of the other party:  (a) use in advertising, publicity or otherwise, the name of any employee or agent, any trade-name, trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by the other party, or (b) represent, either directly or indirectly, that any product or service of the other party is a product or service of the representing party or that it is made in accordance with or utilizes the information or documents of the other party, except that DUKE may acknowledge AEOLUS’s support in academic publications prepared in accordance with ARTICLE 9.

Notwithstanding the above, AEOLUS shall have the right to state that it has entered into this AGREEMENT with Duke and to state or summarize the terms hereof, including DUKE’s role under the AGREEMENT, in AEOLUS’s filings with the Securities and Exchange Commission and related stockholder communications; provided that AEOLUS shall submit the text of such statements to Duke at least five (5) business days prior to publication.

ARTICLE 13 - NOTICE

Any notice or other communication required or permitted under this AGREEMENT will be in writing and will be deemed given as of the date it is:  (a) delivered by hand, or (b) mailed, postage prepaid, first class, certified mail, return receipt requested, to the party at the address listed below or subsequently specified in writing, or (c) sent, shipping prepaid, return receipt requested, by national courier service, to the party at the address listed below or subsequently specified in writing:

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As to DUKE:	Office of Research Administration
Duke University Medical Center - Box 3001
2200 West Main Street, Suite 820
Durham, North Carolina 27705

cc:	Office of Counsel
Duke University
2400 Pratt St., Suite 4000
Durham, North Carolina 27710

As to AEOLUS:	Aeolus Pharmaceuticals, Inc.
26361 Crown Valley Parkway, Suite 150
Mission Viejo, CA 92691

Attn: John McManus

ARTICLE 14 - ASSIGNMENT

This AGREEMENT is for professional research services.  Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this AGREEMENT without the prior written consent of the other party; provided, however, that either party may assign this AGREEMENT, without the other party’s consent (a) to its affiliates, or (b) to an entity that acquires all or substantially all of the business or assets of the assigning party, whether by merger, reorganization, acquisition, sale or otherwise.

ARTICLE 15 - ENTIRE AGREEMENT

This AGREEMENT and all attached Exhibits contain the entire agreement and understanding between the parties as to its subject matter.  It merges all prior discussions between the parties and neither party will be bound by conditions, definitions, warranties, understandings, or representations concerning such subject matter except as provided in this AGREEMENT or as specified on or subsequent to the effective date of this AGREEMENT in a writing signed by properly authorized representatives of the parties.  This AGREEMENT can only be modified by written agreement duly signed by persons authorized to sign agreements on behalf of both AEOLUS and DUKE.

ARTICLE 16 - WAIVER

The failure of a party in any instance to insist upon the strict performance of the terms of this AGREEMENT will not be construed to be a waiver or relinquishment of any of the terms of this AGREEMENT, either at the time of the party’s failure to insist upon strict performance or at any time in the future, and such terms will continue in full force and effect.

ARTICLE 17 - SEVERANCE

Each clause of this AGREEMENT is a distinct and severable clause and if any clause is deemed illegal, void or unenforceable, the validity, legality or enforceability of any other clause or portion of this AGREEMENT will not be affected thereby.

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ARTICLE 18 - GOVERNING LAW

The construction and performance of this AGREEMENT will be governed by the laws of the State of North Carolina.

ARTICLE 19 - ARBITRATION

Disputes relating to the terms and conditions of this Agreement shall be settled by final and binding arbitration pursuant to the commercial arbitration rules of the American Arbitration Association, in accordance with the following procedures:

(a)
The arbitration tribunal shall consist of three arbitrators.  Each party shall nominate in the request for arbitration and the answer thereto one arbitrator, and the two arbitrators so named will then jointly appoint the third arbitrator as chairman of the arbitration tribunal.

(b)	The arbitration proceedings shall be held in a mutually agreed location, or a location chosen by the chairman of the tribunal if the parties cannot agree.

(c)	The decision of the arbitration tribunal shall be final and binding upon the parties hereto.

(d)	The arbitration tribunal shall have the authority to award the prevailing party its fees and expenses.

ARTICLE 20 - TITLES

All titles and articles headings contained in this AGREEMENT are inserted only as a matter of convenience and reference.  They do not define, limit, extend or describe the scope of this AGREEMENT or the intent of any of its provisions.

IN WITNESS WHEREOF, the parties hereunto set their hands and seals.

DUKE UNIVERSITY	By:	/s/ Cynthia O. Case
Cynthia O. Case
Director, Office of Research Administration

Date executed:	4-12-2011

Acknowledged by Principal Investigator:

AEOLUS PHARMACEUTICALS, INC.:	By:	/s/ John L. McManus
Printed Name: John L. McManus
Title: President & Chief Executive Officer
Date executed:	March 10, 2011

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EXHIBIT A - STATEMENT OF WORK

[…***…]

*Confidential Treatment Requested

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[…***…]

*Confidential Treatment Requested

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[…***…]

*Confidential Treatment Requested

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INVOICING SCHEDULE

1)      Aeolus shall reimburse Duke not more often than monthly for allowable costs.  All invoices shall be submitted using Duke’s standard invoice, but at a minimum shall include current and cumulative costs (including cost sharing), subaward number, and certification as to truth and accuracy of invoice.  Invoices and questions concerning invoice receipt or payments should be directed to the appropriate party’s contact as shown in the agreement.

2)      A final statement of cumulative costs incurred, including cost sharing, marked “FINAL” must be submitted to Aeolus’ Contact, as shown in the agreement, NOT LATER THAN sixty (60) days after subaward end date.  The final statement of costs shall constitute Duke’s final financial report.

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